UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2023

CELLECTAR BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36598	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Campus Drive, Florham Park, New Jersey 07932

(Address of principal executive offices, and zip code)

(608) 441-8120

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001	CLRB	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 25, 2023, Cellectar Biosciences, Inc. (the “Company”) filed a Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to increase the total number of authorized shares of the Company’s common stock from 160,000,000 to 170,000,000. As discussed in Item 5.07 of this Current Report on Form 8-K below, the Company’s stockholders approved the Certificate of Amendment on October 25, 2023 at the Special Meeting (as defined below).

The Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference in its entirety.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 25, 2023, the Company held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders:

(1)	approved the issuance in excess of 19.99% of the Company’s outstanding common stock upon conversion of the Series E Preferred Stock at less than the “minimum price” and which may be deemed a “change of control” under Nasdaq Listing Rule 5635 (the “Issuance Proposal”);

(2)	approved the amendment of the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to increase the authorized common stock from 160,000,000 to 170,000,000 shares (the “Amendment Proposal”); and

(3)	approved the adjournment of the Special Meeting, if necessary in the reasonable discretion of the Company’s Board, the Chairman of the Board, the President or the Corporate Secretary to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve any of the other proposals (the “Adjournment Proposal”).

The voting results of each of these proposals, which are described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on October 2, 2023, are set forth below.

Proposal 1 – Issuance Proposal

For	Against	Abstain
3,318,009	236,357	43,888

Proposal 2 – Amendment Proposal

For	Against	Abstain
7,273,261	393,643	116,390

Proposal 3 – Adjournment Proposal

For	Against	Abstain
7,320,175	387,409	75,709

All proposals were approved by the stockholders.

Item 8.01.	Other Events.

As previously reported in a Current Report on Form 8-K filed on August 21, 2023, the Company received notice from Nasdaq indicating that it was not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on Nasdaq to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing. In accordance with Nasdaq Listing Rules, the Company had 45 calendar days, or until September 30, 2023, to submit a plan to regain compliance.

The Company timely submitted a plan of compliance addressing how it intends to regain compliance with Nasdaq Listing Rule 5550(b). On October 25, 2023, Nasdaq notified the Company of approval of the compliance plan, and Nasdaq granted the Company an extension to take action to evidence compliance with Nasdaq Listing Rule 5550(b), which requires that, among other things, on or before January 4, 2024, the Company provide Nasdaq with an update on the timeline for the exercise of the warrants the Company issued to certain investors in connection with the financing announced on September 8, 2023 and that, on or before February 12, 2024, the Company must provide to Nasdaq evidence of compliance with Nasdaq Listing Rule 5550(b). Further, if the Company fails to demonstrate compliance upon filing its periodic report for the quarter ending March 31, 2024, the Company may be subject to delisting.

The Company is diligently working to timely evidence compliance with the terms of the Staff’s decision and remain listed on Nasdaq. However, there can be no assurance that the Company will attain compliance with the stockholders’ equity continued listing requirement during the extension period granted by Nasdaq.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Number	Title

3.1	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of Cellectar Biosciences, Inc.

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2023	CELLECTAR BIOSCIENCES, INC.

	By:	/s/ Chad J. Kolean
Name: Chad J. Kolean
Title: Chief Financial Officer